FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 31, 2005

Summit Bank Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-21267	58-1722476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, GA	30341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(770) 454-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2005, Summit Bank Corporation and its bank subsidiary, Summit National Bank, entered into a Change of Control Agreement with its Executive Vice President and Chief Financial Officer, Thomas J. Flournoy. The agreement provides that in the event of his involuntary termination without cause or an adverse change in his position or compensation resulting from a change in the control of the Company (as defined in the agreement), Mr. Flournoy will be entitled to receive an amount equal to 100% of his annual base salary and all of his stock options will immediately vest in full. The agreement has a continuing three-year term, with any party being entitled to fix the remaining term at three years, with no further extensions, at any time. This description is qualified in its entirety by the text of the agreement, which is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Change of Control Agreement dated May 31, 2005 among Summit Bank Corporation, Summit National Bank and Thomas J. Flournoy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2005	SUMMIT BANK CORPORATION

	By:	/s/ Thomas J. Flournoy
Thomas J. Flournoy
Executive Vice President and Chief Financial Officer